Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Central Energy Partners LP (“Central Energy”) on Form 10-Q for the three months ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Imad K. Anbouba, Co-Chief Executive Officer of Central Energy GP LLC, the General Partner of Central Energy, Carter R. Montgomery, Co-Chief Executive Officer of Central Energy GP LLC, the General Partner of Central Energy, and Ian T. Bothwell, Chief Financial Officer of Central Energy GP LLC, the General Partner of Central Energy, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Imad K. Anbouba
Imad K. Anbouba,
Co-Chief Executive Officer of
Central Energy GP LLC, the
General Partner of
Central Energy Partners LP
May 16, 2011

/s/ Carter R. Montgomery
Carter R. Montgomery,
Co-Chief Executive Officer of
Central Energy GP LLC, the
General Partner of
Central Energy Partners LP
May 16, 2011

/s/ Ian T. Bothwell
Ian T. Bothwell,
Chief Financial Officer of
Central Energy GP LLC, the
General Partner of
Central Energy Partners LP
May 16, 2011